UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

INTERNATIONAL ASSETS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida 32701

(Address of principal executive offices) (Zip Code)

(407) 741-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e.4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 30, 2006, International Assets Holding Corporation (“INTL”) entered into a Share Acquisition Agreement with Baltimore plc (“Baltimore”), an English company listed on the AIM market in the United Kingdom (AIM: BLM). Under the terms of the Share Acquisition Agreement, INTL has agreed to acquire up to 30,000,000 ordinary shares of Baltimore. The effectiveness of the Share Acquisition Agreement is conditional upon the withdrawal or lapse of the current unsolicited offer for shares of Baltimore made by Oryx International Growth (“Oryx”).

Under the Share Acquisition Agreement, INTL has agreed to acquire up to 30,000,000 ordinary shares of Baltimore as follows:

•	INTL would acquire 8,404,800 newly issued shares (the “New Shares”) from Baltimore in exchange for a cash payment of GBP 1,512,864, or approximately US$2,755,000 [Note: All US$ amounts in this report are based on the exchange rate on June 30, 2006 and are subject to change due to fluctuations in the exchange rate.]

•	INTL would acquire 12,617,700 outstanding shares (the “Baltimore Bermuda Shares”) from Baltimore (Bermuda) Limited, on a wholly owned subsidiary of Baltimore, in exchange for an initial cash payment of GBP 2,271,186, or approximately US$4,136,000.

•	INTL would acquire 8,977,500 outstanding shares (the “CFD Shares”) through the purchase of the rights of Baltimore under a contract for differences (the “CFD”) entered into between Baltimore (Bermuda) Limited and an unaffiliated brokerage firm. INTL would acquire these shares in exchange for an initial cash payment of GBP 1,615,950, or approximately US$2,943,000. The purchase of the CFD Shares are subject to the consent from the third party brokerage firm to the transfer of the CFD to INTL. If this consent is not obtained, INTL will not acquire the CFD Shares.

INTL may be required to make additional payments for the Baltimore Bermuda Shares and the CFD Shares based upon a formula set forth in the Share Purchase Agreement. The maximum amount of the additional payments will be 3.61 pence per share, or an aggregate of approximately US$1,420,000. The amount of such additional payments will be based upon the amounts received by Baltimore from the sale of its existing investments and the value of any retained investments at the end of a two year period following the closing.

Under the Share Purchase Agreement, the parties have assumed that the net asset value of Baltimore (“NAV”) as of the date of the Agreement is not less than GBP 27,724,970. In the event that it is subsequently determined that the NAV was less than this amount, INTL will be entitled to adjustment in the form of one or more of the following: (i) the right to acquire additional shares of Baltimore at a price of 1.25 pence per share, (ii) a reduction in the deferred consideration payable by INTL, or (iii) a cash payment by Baltimore to INTL. The amount of shares, the reduction in the deferred consideration or the cash payment will be determined pursuant to a formula set forth in the Share Purchase Agreement.

In the event that INTL acquires 30,000,000 shares under the Share Acquisition Agreement, INTL would be the beneficial owner of approximately 18% of the total outstanding shares of Baltimore following the consummation of the transaction. In the event that INTL acquires 21,022,500 shares under the Share Acquisition Agreement (because INTL does not acquire the CFD Shares), INTL would be the beneficial owner of approximately 13% of the total outstanding shares of Baltimore. In either event, INTL would become the largest single shareholder of Baltimore.

The Share Acquisition Agreement grants INTL the right to appoint 20% of the directors of Baltimore, provided that INTL maintains a 10% ownership position in Baltimore (or 8% in the event that INTL does not acquire the CFD Shares). Based on the current number of directors of Baltimore, INTL would be entitled to appoint one director. The initial director to be appointed would be Sean O’Connor, who is a director and the Chief Executive Officer of INTL.

At the closing of the share acquisition, INTL will receive warrants which entitle INTL to purchase an additional 28,370,000 ordinary shares of Baltimore at a subscription price of 24 pence, or approximately US$0.437 per share. The warrants would be exercisable at the option of INTL for a period of 5 years. Additionally, INTL would be required to exercise the warrants at the option of Baltimore in the event that the average market price of the shares of Baltimore for a period of three calendar months exceeds the subscription price by 30% or more.

At the closing of the share acquisition, INTL and Baltimore will also enter into a management consulting agreement under which INTL would provide management and investment consulting services to Baltimore. The management agreement provides that INTL would receive an annual management fee equal to 1% of the market value of the investment assets of Baltimore, together with an additional performance fee equal to 10% of the gross profits of Baltimore in excess of three month LIBOR, subject to a high water mark. The management agreement will have a term of 5 years, but may be terminated by either party upon 12 months notice.

Baltimore is a company formerly engaged in software development, information technology and related businesses, all of which have been liquidated. In February 2006, Baltimore was listed on the AIM market as an investment company.

Baltimore announced in March 2006 that it had unaudited net assets of approximately GBP29 million, consisting of approximately GBP18 million in the form of cash and cash equivalents and the balance in minority investments in small cap companies. The stated strategy of Baltimore is to focus on investments in small cap companies and to expand as a financial services business with a focus on asset management activities. Baltimore has UK capital tax losses which amount to GBP1.2 billion. No value has been placed on these tax losses due to the significant restrictions on their possible future use.

John Radzwill, one of the directors of INTL, also serves as a director of Baltimore. Mr. Radzwill and companies associated with Mr. Radziwill are the beneficial owners of approximately 9.9% of the outstanding shares of INTL and approximately of 7% of the outstanding shares of Baltimore.

INTL proposes to fund the proposed acquisition of the shares of Baltimore through its existing cash resources.

The consummation of the transactions contemplated by the agreement is contingent upon the lapse of the unsolicited tender offer by Oryx, as well as the listing of the additional shares to be issued to INTL on AIM. In the event that these contingencies are not fulfilled on or before September 28, 2006, then the Share Acquisition Agreement will terminate.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibits	Description
2.1	Share Acquisition and Subscription Agreement dated as of June 30, 2006, by and between Baltimore plc, Baltimore (Bermuda) Limited and International Assets Holding Corporation.

2.2	Form of Warrant Instrument to be executed by Baltimore plc in favor of International Assets Holding Corporation.

2.3	Form of Management Consultancy Agreement to be executed by International Assets Holding Corporation and Baltimore plc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ASSETS HOLDING CORPORATION

Date: July 7, 2006	/s/ Sean M. O’Connor
Sean M. O’Connor
Chief Executive Officer

Exhibit Index

Exhibits	Description
2.1	Share Acquisition and Subscription Agreement dated as of June 30, 2006, by and between Baltimore plc, Baltimore (Bermuda) Limited and International Assets Holding Corporation.

2.2	Form of Warrant Instrument to be executed by Baltimore plc in favor of International Assets Holding Corporation.

2.3	Form of Management Consultancy Agreement to be executed by INTL and Baltimore plc.